Exhibit 99.1

High Wire Appoints Seasoned Tech Executive, Curtis Smith, as Chief Financial Officer

Posted on May 31, 2023 by Batavia, IL

BATAVIA, Ill., May 31, 2023 — High Wire Networks, Inc. (OTCQB: HWNI), a leading global provider of managed cybersecurity and technology enablement, has appointed Curtis Smith as chief financial officer, succeeding Dan Sullivan who has retired from the company.

Smith brings to High Wire over 30 years of finance and operational experience, spending most of his time as a CFO for Nasdaq listed and privately held companies. He has been instrumental in leading IPOs, M&A transactions, and strategic growth initiatives. Most recently, he served as CFO of Job.com, a data-driven, AI-powered staffing and recruiting company, where he established corporate reporting platforms and managed the rollup of several acquisitions onto common systems.

“We welcome Curt and his many years of executive experience at managed and outsourced financial services companies,” stated High Wire Networks CEO, Mark Porter. “We look forward to his contributions to High Wire as we look to grow our recurring revenue from our AI-driven Overwatch Managed Cybersecurity ecosystem of services. We also believe his extensive public company experience will help us with our planned uplist to Nasdaq.”

Commented Smith: “I see the more than 430% customer growth in Overwatch over the past year as just the beginning of the growth in this highly valuable segment of the company’s business. I look forward to helping the company continue to expand Overwatch and its tech enablement services, as well as further expanding its High Wire partner program that now totals more than 625 channel partners worldwide.”

Added Porter: “We would like to express our deep appreciation for Dan’s years of extraordinary service to High Wire that contributed to our successful merger in 2021 and laying a strong foundation that supports our high growth trajectory in 2023. He was instrumental in helping us structure and execute a cost containment and margin improvement program we implemented late last year. This was combined with a strategic recapitalization plan that has strengthened our balance sheet and organizational structure and helped prepare us for our planned Nasdaq uplist.”

Curtis Smith Bio

Prior to serving as CFO of Job.com, Smith was CFO of AYRO, a NASDAQ-listed leading manufacturer of electric utility vehicles where he led its IPO via reverse merger and secondary offerings. He was also responsible for finance, accounting, corporate development, investor and lender relations, SEC and Nasdaq compliance, human resources, legal and IT systems.

Prior to AYRO, he was CFO of LAC Group, a rapid-growth, private equity-backed company operating multiple lines of business including library and information managed services, spend management, media asset curation and storage, and federal government contracting. At LAC Group, he managed the company’s private equity acquisition, as well as reorganized a multi-entity legal/financial structure, established management reporting and budgeting standards, and converted the ERP systems to NetSuite.

Earlier he was a consulting CFO with NeoSystems, a full-service strategic outsourcer, IT systems integrator and IT managed services provider to the government contracting market. He led the company’s commercial consulting and outsourcing practice, serving as CFO for multiple client companies.

He previously served as a CFO consultant for StrataPoint Financial, a leading outsourced financial services provider. At StrataPoint, he managed a $186 million federal grant for PARCC, a startup NGO which worked with the U.S. Department of Education, various state education commissioners, vendors and board members.

Prior to StrataPoint, he was CFO of AgileAssets, the leading global provider of integrated infrastructure asset management enterprise software and SaaS solutions for federal, state, local and foreign public transportation agencies and organizations.

Smith holds a Bachelor of Business Administration in accounting from Texas A&M University.

Click here to watch a video interview of Smith.

About High Wire Networks

High Wire Networks, Inc. (OTCQB: HWNI) is a fast-growing, award-winning global provider of managed cybersecurity and IT enablement services. Through more than 625 channel partners, it delivers trusted managed services for nearly 1,000 managed security customers and tens of thousands of technology customers. Its end-customers include hundreds of Fortune 500 companies and the nation’s largest government agencies.

High Wire has 125 full-time employees worldwide and four U.S. offices, including a U.S. based 24/7 Network Operations Center and Security Operations Center in Chicago, with additional regional offices in Puerto Rico and United Kingdom.

High Wire was recently ranked by Frost & Sullivan as a Top 12 Managed Security Service Provider in the Americas. It was also recently named to CRN’s MSP 500 and Elite 150 lists of the nation’s top IT managed service providers.

Learn more at HighWireNetworks.com. Follow the company on Twitter, view its extensive  series on YouTube or connect on LinkedIn.

Forward-Looking Statements

The above news release contains forward-looking statements. The statements contained in this document that are not statements of historical fact, including but not limited to, statements identified by the use of terms such as “anticipate,” “appear,” “believe,” “could,” “estimate,” “expect,” “hope,” “indicate,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “project,” “seek,” “should,” “will,” “would,” and other variations or negative expressions of these terms, including statements related to expected market trends and the Company’s performance, are all “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. These statements are based on assumptions that management believes are reasonable based on currently available information, and include statements regarding the intent, belief or current expectations of the Company and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performances and are subject to a wide range of external factors, uncertainties, business risks, and other risks identified in filings made by the company with the Securities and Exchange Commission. Actual results may differ materially from those indicated by such forward-looking statements. The Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the company’s expectations with regard thereto or any change in events, conditions or circumstances upon which any statement is based except as required by applicable law and regulations.

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High Wire Networks

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